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                                                                    Exhibit 23.3
           [LETTERHEAD OF BLAKELY, SOKOLOFF, TAYLOR AND ZAFMAN LLP]
                                August 30, 2000



To Whom It May Concern:

     As patent counsel for Synplicity, Inc., we hereby consent to the use of all references to our firm in or made a part of this registration statement.

Very truly yours,
                     BLAKELY, SOKOLOFF, TAYLOR & ZAFMAN LLP

                             /s/ James C. Scheller, Jr.
                               James C. Scheller, Jr.